As filed with the Securities and Exchange Commission on September 29, 1999
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              UnitedGlobalCom, Inc.
                   (f/k/a United International Holdings, Inc.)
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                              84-1116217
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


   4643 South Ulster Street, Suite 1300                            80237
             Denver, Colorado                                   (Zip Code)
         Telephone: (303) 770-4001
  (Address of Principal Executive Offices)

                             ----------------------
                              UNITEDGLOBALCOM, INC.
                             1993 Stock Option Plan
                   (f\k\a United International Holdings, Inc.
                             1993 Stock Option Plan)
                             ----------------------

          Frederick G. Westerman                            With Copies to:
          Chief Financial Officer
   4643 South Ulster Street, Suite 1300                  Garth B. Jensen, Esq.
          Denver, Colorado 80237                       Holme Roberts & Owen LLP
         Telephone: (303) 770-4001                     1700 Lincoln, Suite 4100
   (Name, Address, and Telephone Number,                Denver, Colorado 80202
Including Area Code, of Agent for Service)             Telephone: (303) 866-0477

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
                                          Proposed Maximum      Proposed Maximum
 Title of Securities     Amount to be      Offering Price      Aggregate Offering       Amount of
   to be Registered       Registered        Per Share(1)           Price (1)         Registration Fee
- ------------------------------------------------------------------------------------------------------
       Class A             800,000           $77.11              $61,687,500           $17,149.00
     Common Stock
   ($.01 par value)
- ------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee for the shares being registered hereby pursuant to Rule 457(h) based on an exercise price of $77.11 per share (the average of the high and low sales price for Class A Common Stock on September 28, 1999, as reported on the Nasdaq National Market).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     This Registration Statement applies to additional shares of Class A Common Stock, $.01 par value per share, of the Registrant relating to Registrant' 1993 Stock Option Plan, for which a Registration Statement on Form S-8 (File No. 333-68641) is effective. The contents of Registrant's Registration Statement on Form S-8 (File No. 333-68641) are hereby incorporated by reference.

Item 8   EXHIBITS

Exhibit
Number         Description
- -------        -----------

  5.1          Legality opinion of Holme Roberts & Owen LLP.

 23.1 Consent of Independent Public Accountants--Arthur Andersen LLP (United International Holdings, Inc.).

 23.2 Consent of Independent Public Accountants--Galaz, Gomez Morfin, Chavero, Yamazaki, S.C. (Tele Cable de Morelos, S.A. de C.V.).

 23.3 Consent of Independent Public Accountants--Arthur Andersen LLP (United International Properties, Inc.).

 23.4 Consent of Independent Public Accountants--Arthur Andersen LLP (UIH Europe, Inc. f/k/a Joint Venture, Inc.)

 23.5          Consent of Independent Public Accountants--Arthur  Andersen & Co.
               (United Telekabel Holding N.V.)

 23.6          Consent of Independent  Accountants--PricewaterhouseCoopers  N.V.
               (N.V. TeleKabel Beheer)

 23.7          Consent of Independent Auditors--KPMG (@Entertainment, Inc.)

 23.8          Consent  of   Independent   Accountants--Arthur   Andersen  (N.V.
               TeleKabel Beheer)

 23.9          Consent of Independent  Auditors--Arthur  Andersen (A2000 Holding
               N.V.)

 23.10         Consent of Independent Public Accountants--Arthur Andersen s.r.o.
               (Kabel Plus, a.s.)

 23.11         The  consent of Holme  Roberts & Owen LLP is  included in Exhibit
               5.1.

 24.1          Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 29, 1999.

                                       UNITEDGLOBALCOM, INC.
                                       a Delaware corporation
                                       f/k/a United International Holdings, Inc.

                                       By:  /S/ Valerie L. Cover
                                            ------------------------------------
                                            Valerie L. Cover
                                           Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

                Signatures                            Title                              Date
                ----------                            -----                              ----

                      *                  Chairman of the Board and Chief           September 29, 1999
   -----------------------------------   Executive Officer
              Gene W. Schneider

                      *                  Chief  Financial Officer                  September 29, 1999
   -----------------------------------
           Frederick G. Westerman

            /S/ Valerie L. Cover         Vice President and Controller             September 29, 1999
   -----------------------------------
              Valerie L. Cover

                      *                  Director                                  September 29, 1999
   -----------------------------------
              Albert M. Carollo

                      *                  Director                                  September 29, 1999
   -----------------------------------
              John P. Cole, Jr.

                      *                  Director                                  September 29, 1999
   -----------------------------------
            Lawrence F. DeGeorge

                      *                  Director                                  September 29, 1999
   -----------------------------------
            Lawrence J. DeGeorge


   -----------------------------------   Director                                  __________, 1999
              Antony P. Ressler

                      *                  Director                                  September 29, 1999
   -----------------------------------
               John F. Riordan

                      *                  Director                                  September 29, 1999
   -----------------------------------
             Curtis W. Rochelle

                      *                  Director                                  September 29, 1999
   -----------------------------------
              Mark L. Schneider

                      *                  Director                                  September 29, 1999
   -----------------------------------
              Bruce H. Spector

*By:     /S/ Valerie L. Cover                                                        September 29, 1999
    ----------------------------------
    Valerie L. Cover, Attorney-in-fact

                                INDEX TO EXHIBITS


Exhibit
Number                     Description
- -------                    -----------

  5.1          Legality opinion of Holme Roberts & Owen LLP.

 23.1 Consent of Independent Public Accountants--Arthur Andersen LLP (United International Holdings, Inc.).

 23.2 Consent of Independent Public Accountants--Galaz, Gomez Morfin, Chavero, Yamazaki, S.C. (Tele Cable de Morelos, S.A. de C.V.).

 23.3 Consent of Independent Public Accountants--Arthur Andersen LLP (United International Properties, Inc.).

 23.4 Consent of Independent Public Accountants--Arthur Andersen LLP (UIH Europe, Inc. f/k/a Joint Venture, Inc.)

 23.5          Consent of Independent Public Accountants--Arthur  Andersen & Co.
               (United Telekabel Holding N.V.)

 23.6          Consent of Independent  Accountants--PricewaterhouseCoopers  N.V.
               (N.V. TeleKabel Beheer)

 23.7          Consent of Independent Auditors--KPMG (@Entertainment, Inc.)

 23.8          Consent  of   Independent   Accountants--Arthur   Andersen  (N.V.
               TeleKabel Beheer)

 23.9          Consent of Independent  Auditors--Arthur  Andersen (A2000 Holding
               N.V.)

 23.10         Consent of Independent Public Accountants--Arthur Andersen s.r.o.
               (Kabel Plus, a.s.)

 23.11         The  consent of Holme  Roberts & Owen LLP is  included in Exhibit
               5.1.

 24.1          Power of Attorney.